Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:                Judy Zakreski
Lawrence Pemble
(301) 215-7777

CHINDEX INTERNATIONAL ANNOUNCES SHELF REGISTRATION,
RELATED STRATEGY AND GUIDANCE

BETHESDA, MARYLAND  –  May 13, 2008  –  Chindex International, Inc. (NASDAQ: CHDX), a leading independent American provider of Western healthcare services and products in the People’s Republic of China, announced that it has filed a shelf registration statement with the Securities and Exchange Commission (SEC) that, if declared effective by the SEC, would allow the Company to sell, from time to time, up to $100 million of its common stock or related securities in one or more offerings. While the Company does not have any present intention to use the shelf registration statement, it is intended to give Chindex greater flexibility to take advantage of favorable market conditions and to respond to strategic opportunities as they may arise. The Company is not required to offer or sell any securities under the shelf registration statement and will consider, to the extent practicable, offerings that would not be dilutive to stockholders.  The terms of any offering under the shelf registration statement will be established at the time of the offering.

In connection with the filing, Roberta Lipson, the Company’s Chief Executive Officer, elaborated on the related strategy: “Here in China, the healthcare industry continues to grow rapidly in many different ways. We recently completed financings with J.P. Morgan, the International Finance Corporation and DEG – Deutsche Investitions toward two new hospital facilities. These projects, which are moving forward and whose progress will be updated periodically, will support the Company’s growth and represent the kind of expansion opportunities that we believe will allow us to exploit the rapid growth of the healthcare business in China.

“In addition, from time to time numerous other opportunities present themselves as prospective drivers of further growth in our industry.  We need to be properly positioned and prepared to respond nimbly to these strategic opportunities, such as potential acquisitions and venture projects. Accordingly, as we have noted, the shelf registration statement is intended to give us greater flexibility to take advantage of favorable market conditions and to quickly respond to these strategic opportunities.

“Separately, today we announced that our earnings call for last fiscal year, ended March 31, 2008, will be held on June 12, at which time we will report strong overall results for that year. Looking forward in the current fiscal year 2009, we currently believe that our hospital division will achieve an approximately 30% increase over last fiscal year’s revenues, with continuing improvement of operating income as a percentage of revenue. Our medical products division had a disappointing 2008 fiscal year and final quarter primarily due to persisting delays in product registrations, which are subject to Chinese Governmental bureaucratic approval practices, and some of which have been in process for well over a year. Subject to the receipt of these approvals and the execution of an increased number of U.S. and German Government-backed loan projects, we expect the medical products division to return to profitability in the current year.”

The shelf registration statement has not yet become effective. The securities offered by the Company under the shelf registration statement may not be sold, nor may offers to buy the securities be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering may be made only by means of prospectus and a related prospectus supplement.

If declared effective by the SEC, the shelf registration statement would enable Chindex to raise funds from the offering through underwriters, agents, dealers or by sales to direct purchasers, subject to market conditions and the Company’s capital needs.  The proceeds from the primary sales of securities by the Company under the shelf registration statement will be used for the purposes described in a prospectus supplement filed at the time of an offering.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, which are the Company’s exclusive distribution partners for the sale and servicing of color doppler ultrasound systems and robotic surgical systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-six years of experience, over 1,000 employees, operations in mainland China and Hong Kong, offices in the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China's professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2007, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. In particular, forward-looking statements made in this press release are subject to risks and uncertainties such that there can be no assurances whatsoever: that the shelf registration statement will be declared effective or that if so will not require further filings with or accelerations by the SEC; that the healthcare business in China will continue to grow at recent or other anticipated rates; that any strategic opportunities will become available to the Company or, if pursued, will prove to be successful; that the shelf registration statement will provide actual benefits to the Company in achieving any such opportunities or such success; that any offering under the shelf registration statement will be consummated without dilution to stockholders; that the revenues or operating income as a percentage of revenues of the hospital division will increase in the amounts anticipated if at all; that either Chinese Governmental approval processes regarding our product registrations or U.S. and German government-backed loan projects will be successfully completed or lead to profitable product sales; nor that the medical products division will return to profitability in the current year. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements